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                                 EXHIBIT 11(a)
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A (File No. 33-12608) of The HighMark Group of our report dated September 22, 1995 on our audit of the financial statements and financial highlights of The HighMark Group (comprising, respectively, the Diversified Obligations Fund, U.S. Government Obligations Fund, 100% U.S. Treasury Obligations Fund, California Tax-Free Fund, Tax-Free Fund, Bond Fund, Government Bond Fund, Income Equity Fund, Balanced Fund, Growth Fund, and Income and Growth Fund) as of July 31, 1995 and for the periods then ended. We also consent to the reference to our Firm under the caption "Financial Highlights" in the prospectuses and "Auditors" in the Statement of Additional Information relating to The HighMark Group incorporated by reference in this Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A (File No. 33-12608).



                                                COOPERS & LYBRAND L.L.P.


Columbus, Ohio
March 28, 1996